Exhibit 10.1

APPENDIX B

THE STANLEY BLACK & DECKER

2024 OMNIBUS AWARD PLAN

Section 1. Purpose

The purposes of this Stanley Black & Decker 2024 Omnibus Award Plan (the “Plan”) are to encourage selected employees, consultants, and non-employee directors of Stanley Black & Decker, Inc. (together with any successor thereto, the “Company”) or any of its Affiliates to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan. An Award Agreement may be in an electronic medium.

(d) “Board of Directors” or “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” shall mean the Compensation and Talent Development Committee of the Board.

(g) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(i) “Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, the average of the high and the low price of a Share as quoted on the New York Stock Exchange Composite Tape on the date as of which fair market value is to be determined (or if not then trading on the New York Stock Exchange, on the securities exchange or over-the-counter market on which the Shares are principally trading on such date) or, if there is no trading of Shares on such date, the average of the high and the low price on the next preceding date on which there was such trading. In the event that there is no public market for Shares on the date as of which fair market value is to be determined, the fair market value of Shares shall be as determined in good faith by the Committee, taking into account factors consistent with Section 1.409A-1(b)(5)(iv)(B) of the Treasury Regulations as the Committee deems appropriate.

(j) “Immediate family members” of a Participant shall mean the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests.

(k) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto. Incentive Stock Options may be granted only to employees of the Company or any of its “subsidiary corporations” or “parent corporations” within the meaning of Section 424 of the Code.

(l) “Non-Employee Director” shall mean any non-employee director of the Company or of any Affiliate.

(m) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(n) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option, as applicable.

(o) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(p) “Participant” shall mean any employee of, or consultant to, the Company or any Affiliate who is designated by the Committee to be granted an Award under the Plan and any Non-Employee Director of the Company who is designated by the Corporate Governance Committee to be granted an Award under the Plan.

(q) “Performance Award” shall mean any Award granted under Section 6(d) of the Plan.

(r) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(s) “Prior Plans” shall mean the 2013 Plan, the 2018 Plan, and the 2022 Plan, collectively.

(t) “Released Securities” shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

(u) “Restricted Securities” shall mean securities covered by Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(v) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(w) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan.

(x) “Shares” shall mean shares of the common stock of the Company, par value $2.50 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(y) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(z) “2013 Plan” shall mean the Company’s 2013 Long-Term Incentive Plan.

(aa) “2018 Plan” shall mean the Company’s 2018 Omnibus Award Plan.

(bb) “2022 Plan” shall means the Company’s 2022 Omnibus Award Plan.

Section 3. Administration

Except as otherwise provided herein, the Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or be cancelled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine in accordance with the requirements of Section 409A of the Code whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. All elective deferrals permitted pursuant to this Section 3 shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee. The Committee may credit interest or earnings, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Shares.

Notwithstanding the foregoing, unless otherwise determined by the Board, the Corporate Governance Committee of the Board shall be responsible for recommending to the Board grants of Awards to Non-Employee Directors (including any Award Agreements and terms and conditions applicable to such Awards).

Section 4. Shares Available for Awards

(a) Shares Available. Subject, in each case, to adjustment as provided in Section 4(b):

(i) Calculation of Number of Shares Available. The aggregate number of Shares authorized to be issued in connection with the granting of Awards under the Plan shall not exceed 9,320,000, less the number of Shares covered by any awards granted under the 2022 Plan following December 31, 2023, plus any Shares that become available for Awards in accordance with Section 4(a)(ii) of the Plan. Notwithstanding the foregoing, (A) no more than 9,320,000 Shares shall be cumulatively available for delivery pursuant to the exercise of Incentive Stock Options and (B) notwithstanding any plan or program of the Company to the contrary, the maximum amount of compensation that may be paid to any single Non-Employee Director, in respect of such individuals’ service as a Non-Employee Director, in any single fiscal year (including Awards under the Plan, determined based on the fair market value of such Award as of the grant date, as well as retainer fees) shall not exceed $750,000. In the case of any Awards granted under the Plan, (x) each Share with respect to which an Option or stock-settled Stock Appreciation Right is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one Share and (y) each share with respect to which any other Award denominated in Shares is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by 2.85 Shares.

(ii) If Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited or cancelled, or if an Award is cash settled or otherwise terminates without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, cancellation, cash settlement or termination, shall again become available for granting Awards under the Plan (with each Share subject to an Option or Stock Appreciation Right added back as one Share and each Share subject to any other Award added back as 2.85 Shares). Following the date on which the shareholders approve the Plan, no further awards shall be granted under any Prior Plans. However, if Shares covered by an award granted under a Prior Plan, or to which such an award relates, are forfeited or cancelled, or if an award under such Prior Plan is cash settled or otherwise terminates without the delivery of Shares, then the Shares covered by such award, or to which such award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the applicable Prior Plan with respect to such award, to the extent of any such forfeiture, cancellation, cash settlement or termination, shall become available for granting Awards under the Plan. In the case of any awards granted under the 2018 Plan or 2022 Plan prior to the Effective Date that become available for granting of Awards under the Plan in accordance with the immediately preceding sentence following the Effective Date, (x) each Share with respect to which an option or stock-settled stock appreciation right granted under the 2018 Plan or 2022 Plan that is made available for delivery of Awards under the Plan shall be added as one Share, (y) each share with respect to which any other award denominated in Shares granted under the 2018 Plan that is made available for delivery of Awards under the Plan shall be added as four Shares, and (z) each share with respect to which any other award denominated in Shares granted under the 2022 Plan that is made available for delivery of Awards under the Plan shall be added as 2.55 Shares.

(iii) For the avoidance of doubt, any Shares which (A) are tendered to or withheld by the Company to satisfy payment of applicable tax withholding requirements in connection with the vesting or delivery of an Award, (B) are withheld by the Company upon exercise of an Option pursuant to a “net exercise” arrangement, or (C) underlie a Stock Appreciation Right that is settled in Shares, shall not again be made available for Awards under the Plan. Further, Shares that are purchased by the Company in the open market pursuant to any repurchase plan or program, whether using Option proceeds or otherwise, shall not be made available for grants of Awards under the Plan.

(iv) Accounting for Awards. For purposes of this Section 4,

(A) if an Award (other than a Dividend Equivalent) is denominated or settled in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; for the avoidance of doubt, any Award that by its terms is to be settled solely in cash shall not be counted against the aggregate number of Shares available for granting Awards under the Plan;

(B) Dividend Equivalents shall be counted against the aggregate number of Shares available for granting Awards under the Plan, if at all, only in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under a Prior Plan may be counted or not counted under procedures adopted by the Committee in order to avoid double counting; and

(C) Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines (a “Substitute Award”), shall not be counted against the Shares available for granting Awards under the Plan.

(v) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or any other Shares.

(b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation split-up, spin-off, combination repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii)

the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 5. Eligibility

Any employee of (including any officer of), or consultant to, the Company or any Affiliate and any Non-Employee Director of the Company shall be eligible to be designated a Participant.

Section 6. Awards

(a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee may determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option (or, if the Committee so determines, in the case of any Option retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award); provided, further, however, that that the purchase price per Share with respect to an Option that is granted as a Substitute Award may be less than the Fair Market Value of the Shares on the date of grant of such Option if such purchase price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of Section 409A or Section 422 of the Code, as applicable.

(ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Without limiting the generality of the foregoing, and unless otherwise set forth in the Participant’s Award Agreement, such payment may be made: (A) in cash, or its equivalent, (B) subject to such rules as may be established by the Committee and subject to applicable law, (i) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months), or (ii) through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, (C) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (D) by a combination of the foregoing, or (E) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the fair market value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.

(iv) Incentive Stock Options. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. If the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the purchase price per Share of such Option must be at least 110% of the Fair Market Value of a Share on the date of grant, and the term of such Option shall not exceed a period of five years from the date of its grant. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days thereof.

(v) Transferability. An Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code, and, during the Participant’s lifetime, shall be exercisable only by the Participant, except that the Committee may:

(A) permit exercise, during the Participant’s lifetime, by the Participant’s guardian or legal representative; and

(B) permit transfer, upon the Participant’s death, to beneficiaries designated by the Participant in a manner authorized by the Committee, provided that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from Section 16(b) of the Exchange Act and, with respect to an Incentive Stock Option, the requirements of Section 422(b)(5) of the Code; and

(C) grant Non-Qualified Stock Options that are transferable, or amend outstanding Non-Qualified Stock Options to make them so transferable, without payment of consideration, to Immediate Family of the Participant.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive in cash or Shares, at the Company’s sole discretion, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided that no Stock Appreciation Right shall be exercisable more than ten years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units.

(i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(ii) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions, subject to Section 6(e), may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Any dividends on Restricted Stock may accrue during the restricted period but will vest (or be forfeited) at the same time as the Restricted Stock Award to which such dividends relate.

(iii) Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units that are, in either case, still subject to restriction, shall be forfeited and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

(v) Restricted Stock Units. Except as otherwise determined by the Committee or set forth in an Award Agreement, Restricted Stock Units shall be subject to the following requirements. Unless previously forfeited, and subject to Section 10(b), Restricted Stock Units shall be settled on or before the 30th day following the earliest of (I) the applicable vesting date set forth in the Award Agreement, (II) the Participant’s death, (III) the Participant’s separation from service within the meaning of Section 409A of the Code after attaining the age of Retirement as defined below or as a result of a disability within the meaning of Section 22(e)(3) of the Code. Restricted Stock Units may be denominated or payable in cash, Shares, other securities or other property. If the Committee reasonably anticipates that making a payment in respect of Restricted Stock Units may violate Federal securities laws or other applicable law, such payment may be delayed and made in accordance with Section 409A of the Code and Section 1.409A-2(b)(7)(ii) of the Treasury Regulations thereunder.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (a) may be denominated or payable in cash, Shares (including Restricted Stock), other securities, other Awards, or other property and (b) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.

(e) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Awards (other than Awards in respect of Options and Stock Appreciation Rights) under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. To the extent that Dividend Equivalents are credited in respect of any Award made under Section 6 of the Plan (including any Performance Award), such Dividend Equivalent(s) will vest (or be forfeited) at the same time as the underlying Award to which such Dividend Equivalent(s) relate. Subject to the terms of the Plan and any applicable Awards Agreement, such Awards may have such additional terms and conditions as the Committee may determine.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted (or, if the Committee so determines, in the case of any such purchase right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

(g) General.

(i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any awards granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. The Participant (or, in the event of death, the Participant’s beneficiary or estate) may direct the sale on behalf of, or for the benefit of the Participant (or, in the event of death, the Participant’s beneficiary or estate) of some or all of the Shares delivered pursuant to an Award granted to the Participant.

(iv) Limits on Transfer of Awards. Except as provided in Section 6(a) above regarding Options, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that, (A) if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant and (B) the Committee may grant any Awards that are transferable, or amend outstanding Awards to make them so transferable, without payment of consideration, to Immediate Family of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to Participant or for a Participant’s benefit under this Plan and Awards hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any Affiliate.

(v) Terms of Awards. Except as otherwise specified in the Plan, the Term of each Award shall be for such period as may be determined by the Committee. Notwithstanding the foregoing, in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

(vi) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 7. Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any Award (and the related Award Agreement), including any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

(i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof;

(ii) permit Options, Stock Appreciation Rights, or Other Stock-Based Awards encompassing rights to purchase Shares to be granted with per Share grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof, except to the extent permitted under Sections 4(b), 6(a), 6(b), or 6(f) hereof; or

(iii) otherwise require approval of the shareholders of the Company in order to comply with rules of the applicable national securities exchange upon which the Shares are traded or quoted.

(b) Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(c) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

(d) Certain Adjustments of Awards Not Permitted. Except in connection with an event or transaction described in Section 4(b), 7(b) or 7(c) or the grant of Substitute Awards, without shareholder approval, (i) the terms of outstanding Awards may not be amended to reduce the purchase price per Share purchasable under an Option or the grant price of Stock Appreciation Rights, (ii) outstanding Options or Stock Appreciation Rights may not be canceled in exchange for cash, other Awards or Options or Stock Appreciation Rights with a purchase price per Share or grant price, as applicable, that is less than the purchase price per Share or grant price of the original Options or Stock Appreciation Rights, as applicable, and (iii) the Committee may not take any other action that is treated as a repricing under applicable accounting principles or standards. In addition, Options shall not be granted under this Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

(e) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan or such Award into effect.

Section 8. General Provisions

(a) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Delegation. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine in accordance with applicable law, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, Participants who are neither (i) officers of the Company for purposes of Section 16 of the Exchange Act, nor (ii) Non-Employee Directors.

(c) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount determined by the Company (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Awards or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k) Construction. For purposes of the Plan, the terms “include,” “includes” and “including” shall mean such terms without limitation.

(l) Detrimental Activity and Recapture. Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant during employment or other service with the Company or an Affiliate, engages in activity detrimental to the Company. In addition, Awards granted under the Plan shall be subject to the Stanley Black & Decker, Inc. Financial Statement Compensation Recoupment Policy to the extent such policy is by its terms applicable to the Participant and the Award.

Section 9. Change in Control

(a) In the event of a Change in Control, unless otherwise set forth in an Award Agreement or provided in an individual severance or employment agreement to which the applicable Participant is a party, the following acceleration, exercisability and valuation provisions will apply:

(i) The vesting of any Award that is determined to be a “Replaced Award” (as such term is defined below) will not be accelerated, and any applicable restrictions or conditions thereon will not lapse, solely as a result of the Change in Control.

(ii) If an award meeting the requirements of Section 9(a)(iii) (a “Replacement Award”) is not provided to the Participant in accordance with Section 9(a)(iii) in order to replace or adjust such outstanding Award held by the Participant immediately prior to the Change in Control (a “Replaced Award”), then each then-outstanding Option and Stock Appreciation Right held by the Participant will become fully vested and exercisable and the restrictions applicable to each outstanding Award of Restricted Stock or Restricted Stock Units, Performance Award, Dividend Equivalent or Other Stock-Based Award held by the Participant will lapse and such Award will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting). For the avoidance of doubt, if all Awards hereunder are terminated without any Replacement Awards or Replaced Awards, then the Company or its successor in the Change in Control may terminate all Awards whose exercise price is less than or equal to the value per Share realized in connection with the Change in Control (without any consideration therefor).

(iii) An award meets the conditions of this Section 9(a)(iii) (and hence qualifies as a Replacement Award) if (A) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (B) it has a value at least equal to the value of the Replaced Award, (C) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (E) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 9(a)(iii) are satisfied will be made by the Committee, as constituted immediately prior to the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(iv) If the Participant terminates his or her employment for Good Reason, the Participant is involuntarily terminated by the Company or, if applicable, an Affiliate, for reasons other than for Cause, or the Participant’s employment terminates due to the Participant’s death or Disability or Retirement, as such terms are hereinafter defined, during the period of two years following a Change in Control (A) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (B) all Options and Stock Appreciation Rights held by the Participant immediately before such termination of employment that the Participant also held as of the date of the Change in Control or that constitute Replacement Awards will remain exercisable for not less than three years following such termination of employment or until the expiration of the stated term of such Option or Stock Appreciation Rights, whichever period is shorter (provided, however, that if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

(b) For purposes of the Plan, a “Change in Control” shall be deemed to have occurred if:

(i) any Person, as hereinafter defined, is or becomes the Beneficial Owner, as hereinafter defined, directly or indirectly, of securities of the Company, as hereinafter defined, (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of Board directors then serving: individuals who, on the Effective Date, constitute the Board and any new Board director (other than a Board director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company or by reason of any agreement intended to avoid or settle any election contest or solicitation of proxies or consents) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Board directors then still in office who either were Board directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(c) Notwithstanding any provision of the Plan to the contrary, to the extent an Award shall be deemed to be vested or earned, or to the extent the restrictions applicable to an Award shall be deemed to lapse, upon the occurrence of a Change in Control and such Change in Control is not described by Section 409A(a)(2)(A)(v) of the Code, then any resulting payment permitted by this Section 9 that would be considered deferred compensation under Section 409A of the Code will instead be made to the Participant on the 30th day following the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code), (ii) the date payment otherwise would have been made in the absence of any provisions in the Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

(d) Solely for purposes of Sections 9(b) and (d), and notwithstanding anything to the contrary in any other provision of the Plan, the following terms shall have the following meanings:

(i) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

(ii) “Company” shall mean Stanley Black & Decker, Inc.; and

(iii) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the

Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(e) Unless otherwise specified in an applicable employment agreement, change in control severance agreement, severance plan or Award Agreement, in each case, as may be applicable to the Participant:

(i) “Cause” shall mean

(A) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company or its Affiliates (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Participant) that has not been cured within 30 calendar days after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties, or

(B) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Affiliates, monetarily or otherwise.

For purposes of clauses (A) and (B) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company.

(ii) “Disability” shall have the meaning provided in Section 22(e)(3) of the Code or any successor provision thereto;

(iii) “Good Reason” shall mean, in each case without the consent of the affected Participant:

(A) a reduction by the Company in the Participant’s annual base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all similarly situated employees of the Company and all similarly situated employees of any Person in control of the Company;

(B) the relocation of the Participant’s principal place of employment to a location more than 35 miles from the Participant’s principal place of employment immediately prior to the Change in Control or the Company’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof), except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations immediately prior to the Change in Control; or

(C) the failure by the Company to pay to the Participant any portion of the Participant’s current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, in any event within seven calendar days of the date such compensation is due.

No termination of employment shall be deemed to be for Good Reason unless (I) the applicable Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 60 days after the initial existence of the occurrence of such facts or circumstances, (II) the Company has failed to cure such facts or circumstances within 30 days after its receipt of such written notice, and (III) the effective date of the Participant’s termination of employment for Good Reason occurs no later than one year after the initial existence of the facts or circumstances constituting Good Reason.

(iv) “Retirement” shall mean the Participant’s termination of employment with the Company and its Affiliates (A) at or after attaining the age of 55 and completing 10 years of service or (B) at or after attaining the age of 65 and completing one year of service.

Section 10. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to Section 409A of the Code by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) If at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after the Participant’s separation from service or, if earlier, on the Participant’s death.

(c) Notwithstanding any provision of the Plan or of any Award Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Plan and any Award Agreements as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and any Award Agreements (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 11. Effective Date of the Plan

The Plan shall be effective when approved by the shareholders of the Company (the “Effective Date”).

Section 12. Term of the Plan

No Award shall be granted under the Plan after February 27, 2034. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, or adjust any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.